Exhibit 99.2

FINAL TRANSCRIPT
     Thomson StreetEventsSM
     OPTC — Q2 2007 Optelecom-NKF Earnings Conference Call
     Event Date/Time: Aug. 01. 2007 / 10:00AM ET

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FINAL TRANSCRIPT
CORPORATE PARTICIPANTS
Ed Ludwig
Optelecom-NKF — President and CEO
Steve Tamburo
Optelecom-NKF — CFO
CONFERENCE CALL PARTICIPANTS
Christopher Overn
- Analyst
Richard Nesbitt
- Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the Second Quarter 2007 Optelecom-NKF Earnings Conference Call. My name is Sharelle and I will be your facilitator for today. (OPERATOR INSTRUCTIONS.) As a reminder, this conference is being recorded for replay purposes.
I would now like to turn your presentation over to your host, Ed Ludwig, President and Chief Executive Officer. You may proceed, sir.

Ed Ludwig - Optelecom-NKF — President and CEO
Thanks, Sharelle. Good morning and welcome to Optelecom-NKF’s Second Quarter 2007 Earnings Conference Call. I’m Ed Ludwig, Optelecom-NKF President and CEO. With me this morning is Steve Tamburo, our CFO.
Steve, would you please review our Safe Harbor Statement?

Steve Tamburo - Optelecom-NKF — CFO
Our earnings press release and conference call contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements by myself and Ed Ludwig relating to the current expectations, beliefs, assumptions, estimates and forecasts about the business, about Telecom-NKF, Inc., the industries and markets in which we operate, and the Company’s expectations of future success in achieving its objectives.
Any forward-looking statements in this teleconference are subject to a number of risks and uncertainties, including the strength of the overall economy and the high technology market in particular, competition, product development efforts, and acceptance of our current and future products. Actual results could differ materially from those projected in our forward-looking statements.
More information about potential factors that could affect the Company can be found in its Form 10K, Form 10Q and other reports and statements filed by Optelecom-NKF, Inc. with the Securities and Exchange Commission.
Any information contained herein should be viewed in conjunction with our press release, and the accompanying financial tables.

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FINAL TRANSCRIPT
Ed Ludwig - Optelecom-NKF — President and CEO
Thanks, Steve. And thanks to everyone for joining us. I’ll begin this call with a summary of the quarter’s activities and then spend a few minutes talking about our strategy. Steve will then follow with a discussion of our financials.
The results for the second quarter reflect our continuing efforts to enhance our position in the U.S. as a leading provider of IP and fiber video surveillance solutions, a reputation we enjoy in most other regions of the world.
During the first quarter we completed our plans to expand our U.S. sales force, an investment we felt was crucial to achieving increased sales. This is now our first look at the realignment of our North American sales organization. And we did realize an increase on a quarter to quarter basis. While modest in absolute dollars, it’s a good percentage change and a positive start.
Overall, our gross margins in the second quarter were very strong, in part reflecting the effects of the restructuring instituted at the end of the first quarter.
We did, however, incur a small net loss. In a project-based business such as ours, the timing of delivery of large orders can cause fluctuations in revenue recognition. This was the case in the second quarter and is, to a degree, reflected in a higher than average amount of backorders for the North American region at the quarter’s end.
We continue to invest in technology development. We now offer a product set that delivers an end-to-end solution from camera, through video compression, network switching, file storage and retrieval, and video content analysis.
While the range of video camera products is currently limited, over the next few quarters this product line will be expanded to include a full line of cameras capable of addressing a vast majority of surveillance applications.
Our product offerings are also rapidly expanding to provide video compression codecs using the latest chipsets, featuring enhanced capabilities and multiple compression formats. These products will set the standard for our industry in terms of price and performance.
We plan to continue investing at a sustained high level in both sales and product development. This will enhance our market position, a prerequisite for success. We anticipate the effect of these investments will improve our revenue performance going forward.
Steve, please review the financial results.

Steve Tamburo - Optelecom-NKF — CFO
Thanks, Ed. Our revenue was relatively flat in the second quarter (inaudible) $9.2 million, which is an increase of 2% when compared to the second quarter of 2006. Consolidated 2Q revenue did, however, benefit from the positive impact of foreign exchange rates as the euro continued to increase versus the dollar.
The 2% increase in revenue is below our expectations, and results from a decline in international sales quarter-over-quarter. We also recorded fewer large orders when comparing this quarter to 2Q 2006, with a reduction in orders shipped to our top five customers of about $240,000.
Our gross profit margin in the current quarter was strong at 60%, compared to 54% in the second quarter of ‘06. This is primarily from a decline in cost of goods sold of $500,000.

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FINAL TRANSCRIPT
The decline in cost of good sold is from a reduction in U.S. manufacturing personnel, from the March 2007 corporate restructuring, resulting in savings of $75,000; a decline in our warranty reserve in the current quarter resulting from product quality improvements; lower costs from reduced profit sharing and reduced stock expense allocations to cost of good sold; and a one-time increase during the second quarter of ‘06 for costs to comply with lead-free product requirements.
Total operating expense increased $760,000 to $5.6 million in the quarter. While we continued to increase our investment in sales and marketing, the results include significant additional costs from the impact of foreign exchange rates. Excluding the impact of foreign exchange rates, we saw engineering costs actually declined $120,000, primarily from reductions in personnel related to the restructuring in March ‘07.
We had increased sales and marketing costs of approximately $400,000 as we added sales staff and participated in more trade shows during the current quarter.
G&A expenses increased about $90,000. G&A costs are, however, 40% lower than the recent high in the fourth quarter of 2006. In total, we were at break even on an operating basis this quarter, which is comparable to 2006. On the bottom line, we reported a net loss of $217,000 compared to a similar net loss of $176,000 in the second quarter of 2006.
Some additional key financial metrics include the transition from fiber optic products to IP Ethernet continues. In the current quarter, our revenue consisted of 20% IP-related sales versus 16% last year. For the full year in 2007, IP sales totaled 25% of our business, compared to just 14% in 2006. Overall, IP sales have doubled in the first six months of this year versus the first half of 2006.
Revenues in our U.S. based operations came in 7% higher at $3.9 million this quarter when compared to the second quarter of 2006. Our International operations had revenue of $5.3 million in 2Q ‘07, which is a decline of 1%. As I mentioned, though, revenue in our European operation was positively impacted as the euro strengthened against the dollar.
In relation to the U.S. business, we continue to accumulate tax credits each quarter related to net operating losses and R&D carry forwards. For IRS purposes, there is a 20 year period to use the tax credits against future U.S. profits. The tax assets now total $1.9 million, and the performance of the U.S. business will determine our ability to utilize the credits.
Before I conclude, I’d also point out that we plan to file our 10Q shortly, which will provide the Company’s investors and others access to detailed financials earlier than in prior quarters. And with that, let me turn the call back to you, Ed.

Ed Ludwig - Optelecom-NKF — President and CEO
Thanks, Steve. More and more end users no longer specify fiber optic based networks. But instead, specify project-specific solutions that incorporate complex digital and broadband capabilities. The expected shift in the U.S. market from fiber optic based to IP Ethernet based system applications is continuing and, indeed, accelerating beyond recent predictions.
Our sales in the U.S. do not as yet reflect the adoption rate of IP-based network solutions in our market base. We’ve made progress in the U.S., but we’re just beginning to tap the opportunities available to us. This transition has been ongoing for some time in our European markets. We believe it will also continue to be the story in our North American markets, primarily in the U.S.
To give some perspective on the magnitude of this transition, in the first half of 2006 European sales were 18% IP Ethernet. The second half of that year, they were 29%. By the first half of 2007, sales had reached 34% of the total. By contrast, U.S. sales in the same period have generally remained at less than 10%, with a very slight upward trend.

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FINAL TRANSCRIPT
We’re taking the necessary and appropriate steps to position Optelecom-NKF to effectively compete for business here and around the world. There’s a few key actions we’ve taken this year to address this. I’ll review those for you and update you on our progress.
First, as we previously mentioned, we reduced our G&A expenses from the peak levels we saw in the fourth quarter of last year. And as you may recall, last quarter these expenses declined significantly.
Our strategy is to focus all available resources on functions that affect either product development or sales. So, G&A activities received heightened scrutiny.
We reduced some expenses in the quarter through a U.S. manpower reduction action, with most cutbacks occurring in manufacturing, thereby directly improving our gross margins. At the same time, we increased our U.S. direct sales force as planned, with the objective of aggressively increasing our U.S. sales efforts.
In the quarter just ended, we directed even more resources globally — some $400,000 more than in the same quarter of last year — to sales and marketing, increasing our presence at global trade shows, and increasing the volume of face-to-face sales calls.
We believe this investment has boosted the market’s awareness of our IP product line, and reinforced our position as one of the few companies that offer a full line of radio security surveillance solutions based on IP Ethernet or fiber, or both.
This distinction is important for our future growth as many new projects no longer specify fiber optic based networks exclusively but, instead, require advanced radio compression capability coupled with intelligent network switches, massive file storage, rapid information retrieval, and dependable video scene analysis.
Our business environment demands technological excellence, coupled with exceptional customer service and support. With the sales force infrastructure we put in place, armed with the product portfolio we are currently developing, we intend to aggressively pursue all the market opportunities created by this new technology.
With that, Steve, let’s open up the line for some questions.

Q - AND - A
Operator
Thank you. (OPERATOR INSTRUCTIONS.) [Christopher Overn].

Christopher Overn — Analyst
Hi. I had a few questions. The first was with the — now that you are producing the cameras also, what would be the typical sales previous to having the camera component? And basically, the size previous to having the camera component and then with the camera component.
The other question I had was for the operating margins. What is the goal for the Company’s operating margins once this camera piece is implemented in the Company itself? And does that affect any of the cycle of actually having the implementation? Is it like — does it slow down the actual implementation by having this component, the camera component piece?

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FINAL TRANSCRIPT
Ed Ludwig - Optelecom-NKF — President and CEO
Okay. Well, you’ve asked a bunch — this is Ed. You’ve asked a bunch of questions. I’ll try to answer them in turn.
Cameras represent a significant portion of any security — video security installation in terms of dollars. Although it’d be difficult for me to — each application is different. Each installation is different. But, I would expect that the revenue derived from cameras would increase the total revenue on a sale by at least 30% or 40%, something like that.
Secondly, I think you asked a question about margins, was it?

Christopher Overn — Analyst
Yes, the operating margins.

Ed Ludwig - Optelecom-NKF — President and CEO
Typically, again, depending on the type of camera and the way it’s being deployed, the margins on a camera — for a high-end camera, would be similar to what we enjoy with the compression and transmission equipment. For a less capable camera, the margins are generally less. So, it would be a mix, but the margin could go as low as — on a camera part — maybe 40% or something like that. Maybe even a little less, 35%. It — nothing is specifically defined. Each installation is different, but it would be in that range.
Did you have another—?

Christopher Overn — Analyst
Yes. I was actually asking, also, what’s the Company’s goal for their operating margin?

Ed Ludwig - Optelecom-NKF — President and CEO
Well, obviously, we’d like to keep it as high as possible but, I would think that as the cameras creep in it’ll — on an overall deal, it’ll come down a little bit. I mean, it depends. Each deal’s different.

Steve Tamburo - Optelecom-NKF — CFO
Historically, we’ve overall targeted the high 50s.

Ed Ludwig - Optelecom-NKF — President and CEO
Right.

Steve Tamburo - Optelecom-NKF — CFO
In the current quarter, it’s 60%.

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FINAL TRANSCRIPT
Ed Ludwig - Optelecom-NKF — President and CEO
Right.

Steve Tamburo - Optelecom-NKF — CFO
We’re pleased with that. As cameras come in, while we’ve had some offset to costs from the restructuring in the U.S. manufacturing personnel, it’s specifically impacted, and positively impacted the cost of goods sold. Overall, we shoot for the upper 50s on our gross margin percent.

Christopher Overn — Analyst
Do you have a — actually, I was asking about the operating margin?

Steve Tamburo - Optelecom-NKF — CFO
Well, meaning operating profit?

Ed Ludwig - Optelecom-NKF — President and CEO
Oh, bottom line?

Christopher Overn — Analyst
Yes, operating profit. Yes.

Steve Tamburo - Optelecom-NKF — CFO
Obviously, the current quarter we’re at breakeven. And we don’t put out a specific target for operating profit. We certainly expect to be profitable, and have historically been profitable and expect to return to profitability. But, we don’t put out a specific number for that, Christopher.

Christopher Overn — Analyst
Okay.

Operator
(OPERATOR INSTRUCTIONS.) [Richard [Nesbitt].

Richard Nesbitt — Analyst
Good morning, Ed and Steve.

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FINAL TRANSCRIPT
Ed Ludwig - Optelecom-NKF — President and CEO
Good morning.

Steve Tamburo - Optelecom-NKF — CFO
Good morning.

Richard Nesbitt — Analyst
You doing okay?

Ed Ludwig - Optelecom-NKF — President and CEO
I’ve got a little cold.

Richard Nesbitt — Analyst
I thought so. I could tell that on your voice. I could tell that there was something wrong there.
Okay. Listen, the last question —- the last gentleman’s question was on gross margin. I don’t see why we get so hung up on gross margins, because I don’t care what your gross margins are. If you’re operating expenses are too high, it’s really immaterial. So — and I understand why operating expenses are higher. But, you can have 70% gross margin, and if your operating expenses are commensurate with that, then it’s a mute point.

Ed Ludwig - Optelecom-NKF — President and CEO
Right.

Richard Nesbitt — Analyst
I think the main thing is to get your gross sales — your revenues up, and then keep your other costs contained. And then — so your gross margins are maybe only 50% if you’re going to be producing cameras. But, if it’s 50% and your other costs are consistent with where they’re at now, then you’re going to have more profit. I mean, I don’t know why we get hung up —-everybody gets hung up on this gross margin thing. I think you can have all the gross margin in the world but, if you can’t control your other costs —-.
Another question I had was you highlight in your earnings report —- and I’m not at home, and I just have vague information this morning. But, you highlighted that the share-based compensation expense was $258,000 or $0.07 a share.
You highlight that. You do that consistently. Now, is there a reason for that? Is there a reason why that’s always shown and you show that as a $0.07 cost to you? Which, in effect, produced your loss?
I mean, taking into consideration everything else, that’s $258,000. Had that not been there, then you would have had a small profit. Why do you highlight that? What’s the reasoning behind that? Maybe, Steve, you need to answer that?

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FINAL TRANSCRIPT
Steve Tamburo - Optelecom-NKF — CFO
Thanks for your questions, Rich. I’ll start with the second, and I actually want to come back to the margin point for just a second.
The, as we call it, stock-based compensation, which includes restricted stock and stock options, is included for two reasons. One is it’s a non-cash charge. It’s simply on the books. As a CPA I don’t want to understate its importance of a cost, but it’s a non-cash charge which I think is important to investors.
Secondly, it’s important because there was a new rule implemented in 2006. And so, during that time period, it was the first year which Optelecom, as well as most other companies, included those costs in their financial statements instead of in the footnotes. So, we continue and include it this year. We’ll perhaps de-emphasize it next year as there is a delinkage if you go back over the past couple years in our historical financials.
In addition, there’s other non-cash charges. We have about $200,000 a quarter, a little under that, for the amortization of our intangible related to the NKF acquisition, and another couple hundred thousand in depreciation. Those are details we put into the 10Q.
But, on the first point, I did want to highlight. I think Christopher pointed out we did discuss gross margins, but he was also asking about operating margins, which is the margin after including the operating expense. So, I think the two of you are actually focused on similar points. And we don’t put out an operating margin target because it would be one in the same as putting out an earnings target.
As a small company we have a large order that can shift from one quarter to another, and it’s very difficult therefore to pinpoint a specific enough range for us to make those predictions externally.
Does that answer your questions, Rich?

Richard Nesbitt — Analyst
Well, yes. But I understand we get hung up so much on the gross margin. And if your sales are a lot higher and your gross margin’s a little less, you’re going to make a profit. I mean, that’s — as long as you maintain a good, strong gross margin. I don’t know why everybody gets hung up with, well it’s 60% and now it fell to 58. But, if your expenses are equal to that, then it really doesn’t matter.
One other question —- well, I have a couple of other questions. I usually don’t ask this many. But, on the credit line, I noticed it’s up to $1.767 million, and the interest payable is $900,000. Now, when —- is that —- when you say interest payable, that hasn’t been paid yet?

Steve Tamburo - Optelecom-NKF — CFO
Rich, the credit line is roughly, as you said, $1.8 million. That credit line is all in the U.S. operation. As we’ve talked about over the past several quarters, the U.S. operation has struggled. We were happy to see a 7% revenue increase this quarter. But, as you know, over the past several quarters that business has been lower than we’d like.
The interest payable, I think you’re taking that from the balance sheet. That’s simply the timing of, if we make a payment on June 29 versus July 2nd, that changes the payable amount on the balance sheet. However, I think the important number’s the overall interest expense on the income statement. So, the payable moves up and down based on the actual flow of funds.

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FINAL TRANSCRIPT
But, we accrue that expense on a regular monthly basis at regular intervals. And even though we had an increase in the credit line, our overall interest expense is flat. And the reason for that is we’ve been paying down the term debt, which was the original debt from the NKF acquisition.
So, overall, our interest expense is flat, although we have had some increases in our credit line.

Richard Nesbitt — Analyst
Yes. That’s a killer, that interest expense. Because, boy, that money could’ve sure been utilized in many other ways. But, you know, as a matter of fact, if it’s there, it’s there and you have to deal with it.

Steve Tamburo - Optelecom-NKF — CFO
Right.

Richard Nesbitt — Analyst
My other question is — and I know Ed’s going to laugh when I ask this question because I know —
I’ve been involved with this company long enough to know he definitely doesn’t give guidance and that’s not his bag.
But, looking at your revenues first two quarters, and looking at your revenues for the last two quarters of last year, and your yearly revenues for last year, right now, to even come up with last year, you’re going to have to do — and I have it written here
— $ 21.458 million in the last two quarters to equal last year’s sales.
And earnings-wise, you would have to earn in the third and fourth quarters $0.57 to come up to equal last year’s earnings of $0.43 because of the two quarterly losses in the first two quarters of 2007, where 2006 you had a profit in the first quarter. So, those are some pretty strong figures to shoot for. Is it a possibility?

Ed Ludwig - Optelecom-NKF — President and CEO
Well, first of all, I’m not laughing. Yes, I am.
I keep saying, and sometimes people criticize me for this, historically the second half of the year is always stronger than the first half of the year for us. We expect that pattern to be true this year. We have the numbers that you just came out with pretty much embedded in our brains, and we understand it’s about around $11 million a quarter for the next two quarters.

Richard Nesbitt — Analyst
Right. Right.

Ed Ludwig - Optelecom-NKF — President and CEO
Right. And historically, the second half of the year has been stronger than the first half. I really can’t extrapolate much beyond that, but I expect the pattern to continue.

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FINAL TRANSCRIPT
Richard Nesbitt — Analyst
Right. No, I understand that. And I was hoping that very soon it would be able to become more — have more consistent growth quarter to quarter and eliminate, uh-oh, first and second quarters coming up. They’re not going to be good. But, look out for the third and fourth. I mean, that’s been the history of the Company for so long.

Ed Ludwig - Optelecom-NKF — President and CEO
Right.

Richard Nesbitt — Analyst
And I was hoping one of these days where we could say, well, you know, maybe we’ll have a first quarter stronger than the fourth quarter, not because we have a lesser fourth quarter, but because the first quarter became so strong. So, hopefully, that’s something we’re going to shoot for.
I still have hopes for this company as really, really doing it. And I know we projected $80 million back a long time ago, by 2008. And whether that’s possible or not is immaterial. The fact is, if we get consistent growth and strong earnings, then you’ll be in a position to do something to further —- to get them up there.

Ed Ludwig - Optelecom-NKF — President and CEO
Right.

Richard Nesbitt — Analyst
And maintain — maybe get $100 million in sales here in a due amount of time. And then if everybody works to that goal, then the stock will take care of itself. But, I don’t want to continue on that.

Ed Ludwig - Optelecom-NKF — President and CEO
Yes, I understand.

Richard Nesbitt — Analyst
I think you’ve answered my questions. I appreciate the time you gave me.

Ed Ludwig - Optelecom-NKF — President and CEO
Okay.

Richard Nesbitt — Analyst
And hopefully, I’ll talk to you soon.

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FINAL TRANSCRIPT
Ed Ludwig - Optelecom-NKF — President and CEO
Okay.

Richard Nesbitt — Analyst
Thank you both.

Ed Ludwig - Optelecom-NKF — President and CEO
Thanks.

Steve Tamburo - Optelecom-NKF — CFO
Thank you.

Operator
And there appears to be no further questions at this time. I would now like to turn the call over to Ed Ludwig, President and Chief Executive Officer, for any final comment.

Ed Ludwig - Optelecom-NKF — President and CEO
Well, once again, thank you very much for joining us today. We look forward to our third quarter conference call, which will be coming up shortly after the end of the third quarter.

Operator
Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect and have a wonderful day.

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